EXHIBIT 23



Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports dated February 17, 1997, included in the company's 1996 Annual Report to Stockholders and incorporated by reference in this Form 10-K and on page 28 of this Form 10-K, into the company's previously filed Registration Statements on Form S-8 File Nos. 33-18268, 33-24274, and 33-50949, and the company's previously filed Registration Statements on Form S-3 File Nos. 2-78952, 33-5473, and 33-66112.



                                                (ARTHUR ANDERSEN LLP)
                                                 ARTHUR ANDERSEN LLP



Oklahoma City, Oklahoma
  March 27, 1997